Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-56237-01, 333-117078-01, and 333-124681) and on Form S-3ASR (333-138513-01) of Brandywine Operating Partnership, L.P. of our report dated March 2, 2009 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 2, 2009

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